Exhibit 3.8

Microfilm Number		Filed with the Department of State on

Entity Number	753993

		Secretary of the Commonwealth
STATEMENT OF CHANGE OF REGISTERED OFFICE
DSCB:15-1507/4144/5507/6144/8506 (Rev 90)

Indicate type of entity (check one):

☑	Domestic Business Corporation (15 Pa.C.S. § 1507)	☐	Foreign Nonprofit Corporation (15 Pa.C.S. § 6144)

☐	Foreign Business Corporation (15 Pa.C.S. § 4144)	☐	Domestic Limited Partnership (15 Pa.C.S. § 8506)

☐	Domestic Nonprofit Corporation (15 Pa.C.S. § 5507)	☐
          In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring, to effect a change of registered office, hereby states that:

1.	The name of the corporation or limited partnership is: Human Factors Applications, Inc.

2.	The (a) address of this corporation’s or limited partnership’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a)		Buckingham Green, 4950 Route 202, Building 1 – Suite 2A, Holicong, PA 18928-0615				(Bucks County)

			Number and Street	City	State	Zip	County

	(b)	c/o:
			Name of Commercial Registered Office Provider				County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3.	(Complete part (a) or (b)):

	(a)		The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

			1635 Market Street,	Philadelphia,	PA	19103	Philadelphia

			Number and Street	City	State	Zip	County

	(b)		The registered office of the corporation or limited partnership shall be provided by:

			c/o:	C T CORPORATION SYSTEM

			Name of Commercial Registered Office Provider				County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

4.	(Strike out if a limited partnership): Such change was authorized by the Board of Directors of the corporation.
          IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer this 25th day of November, 1998.

Human Factors Applications, Inc.
Name of Corporation

By:	/s/ Michael S. Ables

(Signature)
TITLE:	Secretary